Exhibit 99

Colgate-Palmolive Company Announces 3rd Quarter 2025 Results

•Net sales increased 2.0%; Organic sales* increased 0.4%, including a 0.8% negative impact from lower private label pet sales having exited that non-strategic business
•GAAP EPS increased 1% to $0.91; Base Business EPS* was flat at $0.91
•GAAP Gross profit margin decreased 170 basis points to 59.4%; Base Business Gross profit margin* decreased 190 basis points to 59.4%
•Net cash provided by operations was $2,745 million for the first nine months of 2025
•The Company’s leadership in toothpaste continued with its global market share at 41.2% year to date
•The Company’s leadership in manual toothbrushes continued with its global market share at 32.4% year to date
•The Company updated its organic sales growth guidance for full year 2025 and maintained its earnings per share guidance

Third Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2025	2024	Change
Net Sales	$5,131	$5,033	+2.0%
EPS (diluted)	$0.91	$0.90	+1%

Third Quarter Total Company Results (Base Business - Non-GAAP)*
	2025	2024	Change
Organic Sales Growth			+0.4%
Base Business EPS (diluted)	$0.91	$0.91	—%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, October 31, 2025…Colgate-Palmolive Company (NYSE:CL) today reported results for third quarter 2025. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business third quarter results, “We are pleased to have delivered another quarter of net sales and organic sales growth, even in the face of slowing category growth in many markets and the negative impact from lower private label pet sales as we have exited that non-strategic business.

As we transition to our new 2030 strategy and deploy our previously announced Strategic Growth and Productivity Program, we are well positioned to reaccelerate growth despite uncertainty in global markets and lower worldwide category growth. The 2030 strategy is our blueprint for adapting to the challenges and capturing the opportunities of this more complex operating environment. Our organization is aligned and motivated, with particular focus around accelerating our science-based innovation and omni-channel demand generation capabilities to drive category growth and market shares. The Strategic Growth and Productivity Program will help ensure we have the organizational structure and support we need to achieve our goals in the near term and deliver consistent compounded earnings per share growth over the long term.”

Full Year 2025 Guidance
Based on current spot rates and including the estimated impact of tariffs announced and finalized as of October 29, 2025:
•The Company still expects net sales to be up low single digits, including a flat to low-single-digit negative impact from foreign exchange.
•The Company now expects organic sales growth to be 1% to 2%, roughly in line with year-to-date organic sales growth of 1.2%, versus at the low end of 2% to 4% previously. This includes an approximately 70 basis point impact from our exit from private label pet sales.
•On a GAAP basis, the Company now expects gross profit margin to be roughly in line with year-to-date gross profit margin of 60.1% versus roughly flat previously, and still expects advertising to be roughly flat as a percentage of net sales and earnings per share to be up low single digits.

•On a non-GAAP (Base Business) basis, the Company now expects gross profit margin to be roughly in line with year-to-date gross profit margin of 60.1% versus roughly flat previously, and still expects advertising to be roughly flat as a percentage of net sales and earnings per share to be up low single digits.

Divisional Performance
See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Third Quarter Sales Growth By Division (% change 3Q 2025 vs. 3Q 2024 except % of Total Company Sales)
	% of Total Company Sales	Net Sales	Organic Sales*	As Reported Volume**	Organic Volume	Pricing	FX
North America	19%	-0.4%	-0.5%	-0.5%	-0.5%	+0.1%	+0.1%
Latin America	23%	+2.0%	+1.7%	-1.9%	-1.9%	+3.6%	+0.3%
Europe	16%	+7.6%	+1.2%	+0.8%	+0.8%	+0.4%	+6.4%
Asia Pacific	14%	-1.5%	-1.0%	-3.5%	-3.5%	+2.5%	-0.5%
Africa/Eurasia	6%	+6.8%	+6.2%	-1.1%	-1.1%	+7.3%	+0.6%
Hill’s Pet Nutrition	22%	+1.4%	-1.3%	-2.6%	-4.2%	+2.9%	+1.1%

Total Company	100%	+2.0%	+0.4%	-1.5%	-1.9%	+2.3%	+1.2%
Note: Table may not sum due to rounding.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.
**The impact of the acquisition of the Prime100 pet food business on as reported volume was 1.6% and 0.4% for Hill's Pet Nutrition and Total Company, respectively.

Third Quarter Operating Profit By Division ($ in millions)
	3Q 2025	% Change vs. 3Q 2024	% to Net Sales	Change in basis points vs. 3Q 2024 % to Net Sales
North America	$190	-8%	19.0%	-150
Latin America	$337	-8%	28.6%	-300
Europe	$209	16%	26.1%	+180
Asia Pacific	$188	-6%	26.2%	-120
Africa/Eurasia	$68	5%	23.0%	-40
Hill’s Pet Nutrition	$255	-1%	22.4%	-50

Total Company, As Reported	$1,059	-1%	20.6%	-60
Total Company, Base Business*	$1,059	-2%	20.6%	-90

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, the Company will post its prepared materials regarding third quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, the Company will host a conference call regarding third quarter results. To access this call as a webcast, please go to Colgate-Palmolive’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, Lady Speed Stick, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Murphy, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Prime100. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached approximately two billion children and their families since 1991. For more information about Colgate-Palmolive’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related prepared materials and webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, category growth rates, the impact of foreign exchange, the impact of tariffs, the impact of geopolitical conflicts and tensions, such as the war in Ukraine, the conflict in the Middle East, tensions between China and Taiwan and global trade relations, cost reduction plans (including the Strategic Growth and Productivity Program), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made, except as otherwise noted with respect to tariffs, on the basis of the Company’s views and assumptions as of October 31, 2025. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges resulting from the ERISA litigation matter and the 2022 Global Productivity Initiative and acquisition-related costs.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release and the related prepared materials and webcast discuss Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2025 versus 2024 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2025 and 2024 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2025 and 2024 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025	2024

Net sales	$5,131	$5,033

Cost of sales	2,082	1,959

Gross profit	3,049	3,074

Gross profit margin	59.4%	61.1%

Selling, general and administrative expenses	1,971	1,979

Other (income) expense, net	19	30

Operating profit	1,059	1,065

Operating profit margin	20.6%	21.2%

Non-service related postretirement costs	21	23

Interest expense	67	74

Interest income	21	18

Income before income taxes	992	986

Provision for income taxes	226	210

Effective tax rate	22.8%	21.3%

Net income including noncontrolling interests	766	776

Less: Net income attributable to noncontrolling interests	31	39

Net income attributable to Colgate-Palmolive Company	$735	$737

Earnings per common share
Basic	$0.91	$0.90
Diluted	$0.91	$0.90

Supplemental Income Statement Information
Average common shares outstanding
Basic	807.8	817.7
Diluted	810.2	822.5

Advertising	$674	$694

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025	2024

Net sales	$15,152	$15,156

Cost of sales	6,047	5,977

Gross profit	9,105	9,179

Gross profit margin	60.1%	60.6%

Selling, general and administrative expenses	5,833	5,833

Other (income) expense, net	58	141

Operating profit	3,214	3,205

Operating profit margin	21.2%	21.1%

Non-service related postretirement costs	116	67

Interest expense	203	226

Interest income	56	51

Income before income taxes	2,951	2,963

Provision for income taxes	685	693

Effective tax rate	23.2%	23.4%

Net income including noncontrolling interests	2,266	2,270

Less: Net income attributable to noncontrolling interests	97	120

Net income attributable to Colgate-Palmolive Company	$2,169	$2,150

Earnings per common share
Basic(1)	$2.68	$2.62
Diluted(1)	$2.67	$2.61

Supplemental Income Statement Information
Average common shares outstanding
Basic	810.0	820.1
Diluted	812.8	824.2

Advertising	$2,020	$2,072
Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2025, December 31, 2024 and September 30, 2024

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2025	2024	2024
Cash and cash equivalents	$1,279	$1,096	$1,234
Receivables, net	1,807	1,521	1,712
Inventories	2,109	1,987	2,041
Other current assets	844	713	819
Property, plant and equipment, net	4,560	4,422	4,421
Goodwill	3,702	3,272	3,389
Other intangible assets, net	1,889	1,756	1,834
Other assets	1,323	1,279	1,324
Total assets	$17,513	$16,046	$16,774

Total debt	$8,419	$7,949	$8,436
Other current liabilities	5,383	5,099	5,038
Other non-current liabilities	2,473	2,454	2,464
Total liabilities	16,275	15,502	15,938
Total Colgate-Palmolive Company shareholders’ equity	856	212	435
Noncontrolling interests	382	332	401
Total liabilities and equity	$17,513	$16,046	$16,774

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,947	$6,693	$6,942
Working capital % of sales	(4.0)%	(5.2)%	(3.6)%

Note:
(1) Marketable securities of $193, $160 and $260 as of September 30, 2025, December 31, 2024 and September 30, 2024, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2025 and 2024

(Dollars in Millions) (Unaudited)

	2025	2024
Operating Activities
Net income including noncontrolling interests	$2,266	$2,270
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	457	457
ERISA litigation matter	65	—
Restructuring and termination benefits, net of cash	(15)	54
Stock-based compensation expense	127	108
Deferred income taxes	8	(98)
Cash effects of changes in:
Receivables	(180)	(184)
Inventories	9	(94)
Accounts payable and other accruals	30	327
Other non-current assets and liabilities	(22)	(2)
Net cash provided by (used in) operations	2,745	2,838

Investing Activities
Capital expenditures	(387)	(377)
Purchases of marketable securities and investments	(537)	(358)
Proceeds from sale of marketable securities and investments	508	260
Payment for acquisition, net of cash acquired	(293)	—
Other investing activities	(5)	21
Net cash provided by (used in) investing activities	(714)	(454)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	139	337
Principal payments on debt	(655)	(502)
Proceeds from issuance of debt	497	2
Dividends paid	(1,300)	(1,275)
Purchases of treasury shares	(804)	(1,284)
Proceeds from exercise of stock options	83	611
Other financing activities	145	1
Net cash provided by (used in) financing activities	(1,895)	(2,110)

Effect of exchange rate changes on Cash and cash equivalents	47	(6)
Net increase (decrease) in Cash and cash equivalents	183	268
Cash and cash equivalents at beginning of the period	1,096	966
Cash and cash equivalents at end of the period	$1,279	$1,234

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,745	$2,838
Less: Capital expenditures	(387)	(377)
Free cash flow before dividends	$2,358	$2,461

Income taxes paid	$712	$762
Interest paid	$235	$267

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2025 and 2024

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Sales
Oral, Personal and Home Care

North America	$999	$1,004	$3,024	$3,076
Latin America	1,178	1,156	3,528	3,676
Europe	801	744	2,228	2,102
Asia Pacific	714	725	2,092	2,133
Africa/Eurasia	297	278	863	827

Total Oral, Personal and Home Care	3,989	3,907	11,735	11,814

Pet Nutrition	1,142	1,126	3,417	3,342

Total Net Sales	$5,131	$5,033	$15,152	$15,156

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating Profit
Oral, Personal and Home Care

North America	$190	$206	$580	$633
Latin America	337	365	1,052	1,187
Europe	209	181	566	502
Asia Pacific	188	199	573	602
Africa/Eurasia	68	65	190	195

Total Oral, Personal and Home Care	992	1,016	2,961	3,119

Pet Nutrition	255	258	778	691
Corporate(1)	(189)	(208)	(523)	(605)

Total Operating Profit	$1,059	$1,065	$3,214	$3,205

Notes: Tables may not sum due to rounding.

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.
Corporate Operating profit (loss) for the nine months ended September 30, 2025 included charges resulting from the ERISA litigation matter of $15 and acquisition-related costs of $9.

Corporate Operating profit (loss) for the three and nine months ended September 30, 2024 included charges resulting from the 2022 Global Productivity Initiative of $15 and $77, respectively.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2025 vs. 2024

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	2.0%	0.4%	(1.5)%	(1.9)%	2.3%	1.2%

North America	(0.4)%	(0.5)%	(0.5)%	(0.5)%	0.1%	0.1%

Latin America	2.0%	1.7%	(1.9)%	(1.9)%	3.6%	0.3%

Europe	7.6%	1.2%	0.8%	0.8%	0.4%	6.4%

Asia Pacific	(1.5)%	(1.0)%	(3.5)%	(3.5)%	2.5%	(0.5)%

Africa/Eurasia	6.8%	6.2%	(1.1)%	(1.1)%	7.3%	0.6%

Total CP Products	2.1%	0.9%	(1.3)%	(1.3)%	2.1%	1.3%

Hill’s Pet Nutrition	1.4%	(1.3)%	(2.6)%	(4.2)%	2.9%	1.1%

Emerging Markets(2)	1.6%	1.0%	(2.6)%	(2.6)%	3.6%	0.6%

Developed Markets	2.3%	(0.1)%	(0.7)%	(1.4)%	1.3%	1.7%

Notes: Table may not sum due to rounding.

(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.4%, 1.6% and 0.7% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2025 vs. 2024

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	—%	1.2%	(0.5)%	(0.7)%	1.9%	(1.4)%

North America	(1.7)%	(1.5)%	(1.1)%	(1.1)%	(0.4)%	(0.2)%

Latin America	(4.0)%	3.0%	0.5%	0.5%	2.6%	(7.1)%

Europe	6.0%	2.8%	1.2%	1.2%	1.6%	3.2%

Asia Pacific	(1.9)%	(1.4)%	(2.9)%	(2.9)%	1.5%	(0.6)%

Africa/Eurasia	4.4%	5.2%	0.3%	0.3%	4.9%	(0.8)%

Total CP Products	(0.7)%	1.2%	(0.4)%	(0.4)%	1.6%	(1.8)%

Hill’s Pet Nutrition	2.2%	1.2%	(0.9)%	(1.8)%	3.0%	0.2%

Emerging Markets(2)	(2.0)%	1.8%	(0.7)%	(0.7)%	2.5%	(3.8)%

Developed Markets	1.6%	0.6%	(0.4)%	(0.8)%	1.4%	0.6%

Notes: Table may not sum due to rounding.

(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.2%, 0.9% and 0.4% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2025	2024
Gross profit, GAAP	$3,049	$3,074
2022 Global Productivity Initiative	—	9
Gross profit, non-GAAP	$3,049	$3,083

			Basis Point
Gross Profit Margin	2025	2024	Change
Gross profit margin, GAAP	59.4%	61.1%	(170)
2022 Global Productivity Initiative	—%	0.2%
Gross profit margin, non-GAAP	59.4%	61.3%	(190)

Selling, General and Administrative Expenses	2025	2024
Selling, general and administrative expenses, GAAP	$1,971	$1,979
2022 Global Productivity Initiative	—	(3)
Selling, general and administrative expenses, non-GAAP	$1,971	$1,976

Other (Income) Expense, Net	2025	2024
Other (income) expense, net, GAAP	$19	$30
2022 Global Productivity Initiative	—	(3)
Other (income) expense, net, non-GAAP	$19	$27

Operating Profit	2025	2024	% Change
Operating profit, GAAP	$1,059	$1,065	(1)%
2022 Global Productivity Initiative	—	15
Operating profit, non-GAAP	$1,059	$1,080	(2)%

			Basis Point
Operating Profit Margin	2025	2024	Change
Operating profit margin, GAAP	20.6%	21.2%	(60)
2022 Global Productivity Initiative	—%	0.3%
Operating profit margin, non-GAAP	20.6%	21.5%	(90)

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$986	$210	$776	$39	$737	21.3%	$0.90
2022 Global Productivity Initiative	15	2	13	—	13	(0.1)%	0.01
Non-GAAP	$1,001	$212	$789	$39	$750	21.2%	$0.91

Notes: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2025	2024
Gross profit, GAAP	$9,105	$9,179
2022 Global Productivity Initiative	—	19
Gross profit, non-GAAP	$9,105	$9,198

Gross Profit Margin	2025	2024	Change
Gross profit margin, GAAP	60.1%	60.6%	(50)
2022 Global Productivity Initiative	—%	0.1%
Gross profit margin, non-GAAP	60.1%	60.7%	(60)

Selling, General and Administrative Expenses	2025	2024
Selling, general and administrative expenses, GAAP	$5,833	$5,833
ERISA litigation matter	(15)	—
2022 Global Productivity Initiative	—	(4)
Selling, general and administrative expenses, non-GAAP	$5,817	$5,829

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2025	2024	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	38.5%	38.5%	—
ERISA litigation matter	(0.1)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	38.4%	38.5%	(10)

Other (Income) Expense, Net	2025	2024
Other (income) expense, net, GAAP	$58	$141
Acquisition-related costs	(9)	—
2022 Global Productivity Initiative	—	(54)
Other (income) expense, net, non-GAAP	$48	$87

Operating Profit	2025	2024	% Change
Operating profit, GAAP	$3,214	$3,205	—%
ERISA litigation matter	15	—
Acquisition-related costs	9	—
2022 Global Productivity Initiative	—	77
Operating profit, non-GAAP	$3,240	$3,282	(1)%

			Basis Point
Operating Profit Margin	2025	2024	Change
Operating profit margin, GAAP	21.2%	21.1%	10
ERISA litigation matter	0.1%	—%
Acquisition-related costs	0.1%	—%
2022 Global Productivity Initiative	—%	0.6%
Operating profit margin, non-GAAP	21.4%	21.7%	(30)

Non-Service Related Postretirement Costs	2025	2024
Non-service related postretirement costs, GAAP	$116	$67
ERISA litigation matter	(50)	—
Non-service related postretirement costs, non-GAAP	$66	$67

Note: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,951	$685	$2,266	$97	$2,169	23.2%	$2.67
ERISA litigation matter	65	12	53	—	53	—%	0.06
Acquisition-related costs	9	2	7	—	7	—%	0.01
Non-GAAP	$3,027	$702	$2,325	$97	$2,228	23.2%	$2.74

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,963	$693	$2,270	$120	$2,150	23.4%	$2.61
2022 Global Productivity Initiative	77	10	67	—	67	(0.3)%	0.08
Non-GAAP	$3,040	$703	$2,337	$120	$2,217	23.1%	$2.69

Notes: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.